Exhibit 99.1

NEWS RELEASE

PGTI Announces Pricing of $315.0 Million of 6.75% Senior Notes due 2026

NORTH VENICE, Fla., August 2, 2018 – PGT Innovations, Inc. (NYSE: PGTI), the leading U.S. manufacturer and supplier of impact-resistant windows and doors, announced today the pricing of the previously announced private offering by PGT Escrow Issuer, Inc. (the “Escrow Issuer”), a special purpose wholly owned subsidiary of PGTI, of $315.0 million aggregate principal amount of 6.75% senior notes due 2026, which are being issued at 100% of their principal amount. The offering of the notes is expected to close on August 10, 2018, subject to customary closing conditions, at which time the proceeds of the offering will be funded into an escrow account.

The notes are being offered to finance, together with cash on hand, the acquisition of Western Window Systems (the “Western Window Acquisition”), which was previously announced on July 24, 2018, and is expected to close in the middle of August 2018. If the Western Window Acquisition is consummated and certain other conditions are satisfied, the proceeds from the offering will be released from escrow to fund the Western Window Acquisition, the Escrow Issuer will merge with and into PGTI and PGTI will become the primary obligor under the notes (the “Assumption”).

Following the Assumption, the notes will be guaranteed, jointly and severally, by each existing and future restricted subsidiary of PGTI that guarantees PGTI’s existing senior secured credit facility.

The notes and related guarantees are being offered only to qualified institutional buyers under Rule 144A of the Securities Act, and in transactions outside the United States under Regulation S of the Securities Act. The notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Act.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward- looking terminology, such as “may,” “expect,” “expectations,” “outlook,” “forecast,” “guidance,” “intend,” “believe,” “could,” “project,” “estimate,” “anticipate,” “should” and similar terminology. These risks and uncertainties include factors such as:

•	market conditions and our ability to consummate the expected offering of senior unsecured notes on the terms or timeline currently contemplated, or at all;

•	our ability to consummate the Western Window Acquisition on the terms or timeline currently contemplated, or at all;

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the ability to successfully integrate the Western Window Systems operations into our existing operations and the diversion of management’s attention from ongoing business and regular business responsibilities to effect such integration;

•	the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, the Western Window Acquisition;

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the risk that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits from the Western Window Acquisition may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	disruption from the Western Window Acquisition making it more difficult to maintain relationships with customers or suppliers of Western Window Systems;

•	our level of indebtedness, which will increase in connection with the expected offering of senior unsecured notes;

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adverse changes in new home starts and home repair and remodeling trends, especially in the state of Florida, where the substantial portion of our sales are currently generated and are expected to continue to be generated after the consummation of the Western Window Acquisition, and in the western United States, where the substantial portion of Western Window Systems’ sales are generated;

•

macroeconomic conditions in Florida, where the substantial portion of our sales are currently generated, and in California, Texas, Arizona, Nevada, Colorado, Oregon, Washington and Hawaii, where the substantial portion of the sales of Western Window Systems are currently generated, and in the U.S. generally;

•	raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;

•	our dependence on a limited number of suppliers for certain of our key materials, including the suppliers of Western Window Systems following the consummation of the Western Window Acquisition;

•	sales fluctuations to and changes in our relationships with key customers, including the customers of Western Window Systems following the consummation of the Western Window Acquisition;

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in addition to the Western Window Acquisition, our ability to successfully integrate businesses we may acquire, or that any business we acquire may not perform as we expected at the time we acquired it;

•	transportation costs increases, including due to increases in fuel prices;

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our dependence on our impact-resistant product lines and, after the consummation of the Western Window Acquisition, contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;

•	product liability and warranty claims brought against us;

•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;

•	our dependence on our limited number of geographically concentrated manufacturing facilities;

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risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems, and those of Western Window Systems following the Western Window Acquisition, do not function as intended or experience temporary or long-term failures to perform as intended; and

•	the other risks and uncertainties discussed in our other filings with the SEC.

Statements in this press release that are forward-looking statements include, without limitation, our expectations regarding the expected Western Window Acquisition and the expected closing of the offering of senior notes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

PGT Innovations Contacts:

Investor Relations:

Brad West, 941-480-1600

Senior Vice President and CFO

BWest@PGTInnovations.com

Media Relations:

Danielle Mikesell, 941-480-1600

Senior Vice President, Marketing & Innovation

DMikesell@PGTInnovations.com